Exhibit 10.2

NB MANUFACTURING, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to NB Manufacturing, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement (the "Confidentiality Agreement") signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidentiality Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not hire any employee of the Company, I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment, and I will not engage in any competitive activities as described in the Confidentiality Agreement.

Date: June 13, 2014                                                              /s/ Michael J. Schifsky
Employee's Signature

Michael J. Schifsky